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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Experts" and to the use of our report dated March 1, 2002, in the Registration Statement (Form SB-2) and related Prospectus of MigraTEC, Inc. filed April 30, 2002 for the registration of 78,458,110 shares of its common stock.


                                               /s/ ERNST & YOUNG  LLP
                                               ----------------------
                                               Ernst & Young LLP


Dallas, Texas
April 23, 2002